Exhibit 99.1

World Fuel Services Corporation Announces Lac-Mégantic Settlement

MIAMI--(BUSINESS WIRE)--June 8, 2015--World Fuel Services Corporation (NYSE: INT) today announced that it has entered into a settlement agreement with the Trustee for the U.S. bankruptcy estate of Montreal, Maine & Atlantic Railway Ltd. (the “Trustee”), Montreal, Maine and Atlantic Canada Co. (“MMAC”), and the monitor in MMAC’s Canadian bankruptcy to resolve claims arising out of the July 2013 train derailment in Lac-Mégantic, Quebec.

Under the terms of the settlement agreement, which is subject to approval by the creditors and courts involved in the U.S. and Canadian bankruptcies, the company will contribute US$110 million to a compensation fund established to compensate parties who suffered losses as a result of the derailment. The company expects that the full settlement amount will be covered by insurance. As part of the settlement, the company will also assign to the Trustee and MMAC certain claims it has against third parties arising out of the derailment.

In consideration of the settlement amount and the assignment of claims, the company and its affiliates, as well as the company’s former joint ventures, DPTS Marketing, LLC and Dakota Petroleum Transport Solutions, LLC and each of their affiliates (the “WFS Parties”), will receive the benefit of the global releases and injunctions barring claims against the WFS Parties set forth in the respective bankruptcy plans filed by the Trustee in the U.S. and by MMAC in Canada. The Province of Quebec and other key creditors in the bankruptcies have consented to the settlement.

“We believe that participating in the settlement and contributing to the compensation fund is in the best interests of our shareholders and will also aid in providing closure to those affected by this tragic accident,” said Michael J. Kasbar, chairman and chief executive officer. “The entire community of Lac-Mégantic remains in our thoughts and prayers as they continue to recover from this tragedy.”

Additional information regarding the settlement can be found in the company’s current report on Form 8-K filed with the Securities and Exchange Commission at: www.sec.gov.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the settlement agreement and nature of the settlement, and our expected insurance recovery. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 12, 2015. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: whether the bankruptcy plans, including our settlement agreement, are approved by the creditors and receive final approval from the courts involved in the U.S. and Canadian bankruptcies, our ability to recover from our insurance carriers, any unforeseen litigation and other costs related to the incident that may arise in the future, as well as the other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer